Quaker Chemical Corporation Investor Conference Call March 8, 2012

1 Regulation G The attached charts include Company information that does not conform to generally accepted accounting principles (GAAP). Management believes that an analysis of this data is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consiste nt with similar measures provided by other Companies. This data should b e read in conjunction with the C ompany’s fourth quarter earn ings news release dated March 7, 2012, which has been furnished to the SEC on Form 8-K, and the Company’s Form 10-K for the annual period ended December 31, 2011, which has been filed with the SEC. Forward-Looking Statements This presentation may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in such statements. A major risk is that the Company’s demand is largely derived from the demand for its customers’ products, which subjects the Company to downturns in a customer’s business and unanticipated customer production shutdowns. Other major risks and uncertainties include, but are not limited to, significant increases in raw material costs, customer financial stability, worldwide economic and political conditions, foreign currency fluctuations, and future terroris t attacks such as those that occurred on September 11, 2001. Other factors could also adversely affect us. Therefore, we caution you not to place undue reliance on our forward - looking statements. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995. Risk and Uncertainties Statement

2 4th Quarter 2011 Results » Diluted EPS of $0.75 per share in 4Q 2011 versus $0.59 for 4Q 2010  4Q 2010 results include a $0.05 non - income tax contingency charge and a $0.05 out - of - period charge at a Mexican affiliate » Sales up 22% over 4Q 2010 including acquisitions, but down 5% from 3Q 2011 due to seasonality and customer actions to reduce inventory in the supply chain » Gross profit up $8.8 million or 18% compared to 4Q 2010 while gross margin percentage is lower due to higher raw material costs. Selling price increases implemented to restore margins, with a slight increase in margins from 3Q 2011 to 4Q 2011. » SG&A up $9.6 million from 4Q 2010, with acquisition related costs representing approximately 35% of the increase and more than 30% of the increase due to timing of incentive compensation accruals » $15 million of operating cash flow generated during 4Q 2011 » Net cash paid for acquisition of G.W. Smith & Sons, Inc. of $14.5 million

3 Outlook Short - term » Demand uncertainty due to sluggish global economy, especially in Europe and China » Escalating SG&A costs in emerging markets » Continued recovery of manufacturing in North America » Growth through recent acquisitions and other strategic initiatives » Goal to build upon the record sales and profits achieved in 2011 Longer - term » Continued good growth in emerging markets » Continued recovery of developed markets » Continued leveraging of product line adjacencies across our global platform

4 Product Volume by Quarter 25,000 30,000 35,000 40,000 45,000 50,000 55,000 4Q08 YTD Avg. 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 Metalworking Process Chemicals Segment Despite Seasonal Slowing, Volume Remains Higher Than 2010 Levels Chart 1

5 NA Steel Market Data Chart 2

6 Adjusted EBITDA Record EBITDA Achieved In 2011 Note: Excludes restructuring, CEO transition costs, equity affiliate out - of - period charge, non - cash gain from purchase of equity affiliate and non - income tax contingency charge. 0 10 20 30 40 50 60 70 80 2008 2009 2010 2011 Chart 3

7 Summary » Significant increases in quarterly sales and net income over Q4 2010, but seasonal effects impact sequential quarter results » Gross margins continue to be impacted by raw material costs, but have shown sequential improvement in Q4 2011 over Q3 2011 » Balance sheet and liquidity remain strong » Four strategic acquisitions in the last 20 months » Positioned for good growth over next several years in both emerging and mature markets

8 Reconciliation of Adjusted EBITDA 2008 2009 2010 2011 Net income (loss) attributable to Quaker Chemical Corporation 11,132 16,220 31,807 43,569 Add / (subtract): Depreciation 10,879 9,525 9,867 11,455 Amortization 1,177 1,078 988 2,338 Interest Expense 5,509 5,533 5,225 4,666 Taxes on income 4,977 7,065 12,616 14,256 Restructuring and related activities 2,916 2,289 - - Non-Income tax contingency charge - - 4,132 - Mexico Out-of-Period charge - - 564 - CEO transition costs 3,505 2,443 1,317 - Non-cash gain from purchase of equity affiliate - - - (2,718) Adjusted EBITDA 40,095 44,153 66,516 73,566